Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned Chief Executive Officer and Chief Financial Officer of FC Global Realty Incorporated (the “Company”), DO HEREBY CERTIFY that:

1.       The Company’s Annual Report on Form 10-K/A for the year ended December 31, 2017 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.       Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned have executed this statement this 21st day of May, 2018.

/s/ Vineet P. Bedi
Vineet P. Bedi
Chief Executive Officer (Principal Executive Officer)

/s/ Matthew Stolzar
Matthew Stolzar
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to FC Global Realty Incorporated and will be retained by FC Global Realty Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.